Exhibit 1
                        HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)


                                                          At September 30, 1997
                                                          ---------------------

ASSETS
Current Assets:
   Cash                                                         $ 1,188,202
   Accounts Receivable                                              569,928
   Prepaid Expenses                                                   5,617
                                                                -----------
Total Current Assets                                              1,763,747
                                                                -----------

Property, Plant & Equipment                                       1,307,033
   Less:  Reserve for DDA                                           365,297
                                                                -----------
                                                                    941,736
                                                                -----------

Other Assets:
  Investment in Severoceske Teplarny, a.s.                       18,886,618
  Other Assets                                                    2,438,585
                                                                -----------
Total Other Assets                                               21,325,203
                                                                -----------

Total Assets                                                    $24,030,686
                                                                ===========


LIABILITIES AND STOCKHOLDERS EQUITY Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  1,250            $     1,250
   Paid-in Capital                                                3,248,750
Retained Earnings                                               (12,938,031)
Cumulative Translation Adjustment                                (2,085,375)
                                                                -----------
Total Stockholders Equity                                       (11,773,406)
                                                                -----------

Long-Term Debt - Intercompany                                    10,000,000
                                                                -----------

Current and Accrued Liabilities:
   Notes Payable - Intercompany                                  22,600,000
   Accounts Payable                                                 824,544
   Accounts Payable - Intercompany                                  874,078
   Federal Income Taxes Payable                                    (153,514)
   Other Accrued Liabilities                                      1,514,099
                                                                -----------
Total Current and Accrued Liabilities                            25,659,207
                                                                -----------

Deferred Credits:
  Accumulated Deferred Income Taxes                                (109,620)
  Other Deferred Credits                                            254,505
                                                                -----------
Total Deferred Credits                                              144,885
                                                                -----------

Total Liabilities and Stockholders Equity                       $24,030,686
                                                                ===========